Exhibit 99.1

Contacts: Investor Relations: Angela White ir@vistaprint.com +1 (781) 652-6480 Media Relations: Kaitlin Ambrogio publicrelations@vistaprint.com +1 (781) 652-6444

Vistaprint Reports First Quarter Fiscal Year 2013 Financial Results

First quarter 2013 results:

•	Revenue grew 18 percent year over year to $251.4 million

•	Revenue grew 23 percent year over year excluding the impact of currency exchange rate fluctuations

•	Revenue grew 13 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from acquisitions

•	GAAP net income per diluted share decreased 126 percent year over year to $(0.05)

•	Non-GAAP adjusted net income per diluted share decreased 19 percent year over year to $0.25

Venlo, the Netherlands, October 25, 2012 — Vistaprint N.V. (Nasdaq: VPRT), a leading online provider of professional marketing products and services to micro businesses and the home, today announced financial results for the three month period ended September 30, 2012, the first quarter of its 2013 fiscal year.

“Our first quarter results reflect continuing revenue disappointment in Europe, solid revenue performance in North America and Asia Pacific, and continued progress on the broad set of strategic initiatives we have discussed frequently in the past,” said Robert Keane, president and chief executive officer. “We delivered earnings per share results in line with our expectations for the quarter.

“Our organic constant currency year-over-year revenue growth in Europe was, at one percent, well below our plans,” Keane continued. “We are actively working to understand and address the root causes of this poor performance. There is a weak macroeconomic backdrop in Europe, but we cannot quantify the impact to our business. Instead, we are focused on improving our own execution. As announced previously, we have recently reorganized our core business operations into a functional structure, and we believe this will allow us to make greater progress on improvements to our customer value proposition and business performance in Europe.

“In stark contrast to Europe, in North America our organic constant currency revenue growth accelerated to 19 percent versus 18 percent last quarter and 17 percent the same quarter a year ago. In Asia Pacific, revenue grew 29 percent in constant currency. Both were in line with our high expectations for growth in those regions,” said Keane.

“We review our revenue results in the context of the strategic plan we announced 15 months ago and in Q1 we progressed as planned on the vast majority of our objectives in that strategy,” Keane continued.

During the first quarter, Vistaprint advanced in the following areas of its strategy:

•

In our core business, we continued to improve our customer value proposition, strengthened our manufacturing capabilities and expanded our advertising reach. We believe these investments contributed significantly to our North American and Asia Pacific first quarter revenue success.

•	Beyond our core business, we advanced our foundations for future growth in India and China and at our Webs and Albumprinter businesses.

•	We continued our recruiting of engineering teams and began a multi-year investment to upgrade our software architecture.

Keane concluded, “Despite our disappointing European revenue growth in the first quarter, we anticipate that year-over-year growth in that region will improve for the rest of the year. More broadly, we remain focused on rolling out company-wide our long-term strategic initiatives, and we see some positive indicators in all regions, such as strong new customer acquisition and improved net promoter scores. This strategy includes achieving the annual earnings per share targets that we set at the beginning of this year, and we remain confident that we will achieve them.”

Financial Metrics (include Albumprinter and Webs results unless otherwise stated):

•

Revenue for the first quarter of fiscal year 2013 grew to $251.4 million, an 18 percent increase over revenue of $212.4 million reported in the same quarter a year ago. Excluding Albumprinter and Webs combined revenue of $18.0 million, total first quarter revenue was $233.4 million. Excluding the estimated impact from currency exchange rate fluctuations and revenue from acquired businesses, total revenue grew 13 percent year over year in the first quarter.

•	Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the first quarter was 65.0 percent, compared to 63.2 percent in the same quarter a year ago.

•

Operating income in the first quarter was $0.2 million, or 0.1 percent of revenue, and reflected a 98 percent decrease compared to operating income of $9.7 million, or 4.6 percent of revenue, in the same quarter a year ago. This result was in line with our expectations.

•

GAAP net income for the first quarter was $(1.7) million, or (0.7) percent of revenue, representing a 121 percent decrease compared to $8.2 million, or 3.8 percent of revenue in the same quarter a year ago. This result was in line with our expectations.

•	GAAP net income per diluted share for the first quarter was $(0.05), versus $0.19 in the same quarter a year ago.

•

Non-GAAP adjusted net income for the first quarter, which excludes amortization expense for acquisition-related intangible assets, tax charges related to the alignment of acquisition-related intellectual property with global operations, and share-based compensation expense and its related tax effect, was $8.9 million, or 3.5 percent of revenue, representing a 32 percent decrease compared to non-GAAP adjusted net income of $13.0 million, or 6.1 percent of revenue, in the same quarter a year ago.

•	Non-GAAP adjusted net income per diluted share for the first quarter, as defined above, was $0.25, versus $0.31 in the same quarter a year ago.

•	Capital expenditures in the first quarter were $27.8 million or 11.0 percent of revenue.

•

During the first quarter, the company generated $6.6 million of cash from operations and $(22.4) million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs.

•	The company had $59.3 million in cash and cash equivalents and $259.3 million in long-term debt, with $128.2 million remaining under its credit facility as of September 30, 2012.

•	During the first quarter, the company did not repurchase shares.

Operating metrics are now provided as a table-based supplement to this press release.

Fiscal 2013 Outlook as of October 25, 2012:

Ernst Teunissen, executive vice president and chief financial officer, said, “While we believe our full year European revenue growth will improve versus our first quarter results, it is appropriate to lower our guidance range previously set on July 26, 2012 to reflect our Q1 performance and the recognition that significant improvement will take time. Therefore, we are lowering our fiscal 2013 revenue guidance range by $10 million based on our lowered expectations in Europe, partially offset by improved currency rates since we initiated guidance in July. We continue to expect strong growth in North America and Asia Pacific. Despite the reduction in our revenue outlook, we remain committed to delivering against our profit objectives for the year. Therefore, we are reiterating our fiscal 2013 earnings per share guidance that we announced in July.”

Financial Guidance as of October 25, 2012:

As previously stated, beginning with fiscal year 2013, the company is providing revenue guidance on an annual and quarterly basis, and earnings guidance on an annual basis. Based on current and anticipated levels of demand, the company expects the following financial results:

Fiscal Year 2013 Revenue

•

For the full fiscal year ending June 30, 2013, the company expects revenue of approximately $1,165 million to $1,215 million, or 14 percent to 19 percent growth year over year in reported terms. Excluding currency movements and acquired revenue, we expect constant-currency organic growth of approximately 12 percent to 17 percent. Reported (USD) growth expectations assume a recent 30-day currency exchange rate for all currencies. Constant-currency growth is estimated by applying the respective prior year quarterly average exchange rates to all estimated non-U.S. dollar denominated revenue expected for future periods.

•

For the second quarter of fiscal year 2013, ending December 31, 2012, the company expects revenue of approximately $335 million to $355 million, or 12 percent to 18 percent growth year over year in reported terms. We expect constant-currency organic growth of approximately 11 percent to 17 percent.

Fiscal Year 2013 GAAP Net Income Per Diluted Share

•	For the full fiscal year ending June 30, 2013, the company expects GAAP net income per share of approximately $0.40 to $0.70, which assumes 35.3 million weighted average diluted shares outstanding.

Fiscal Year 2013 Non-GAAP Adjusted Net Income Per Diluted Share

•

For the full fiscal year ending June 30, 2013, the company expects non-GAAP adjusted net income per diluted share of approximately $1.62 to $1.92, which excludes expected acquisition-related amortization of intangible assets of approximately $7.6 million or approximately $0.21 per diluted share, share-based compensation expense and its related tax effect of approximately $35.3 million or approximately $0.97 per diluted share, and tax charges related to the alignment of acquisition-related intellectual property with global operations of approximately $2.2 million, or $0.06 per diluted share. This guidance assumes a non-GAAP weighted average diluted share count of approximately 36.1 million shares.

Fiscal Year 2013 Capital Expenditures

For the full fiscal year ending June 30, 2013, the company expects to make capital expenditures of approximately $80 million to $95 million. Planned capital investments are designed to support the planned growth of the business and will include the expansion of our European production capacity in our Dutch (Venlo) facility and other investments.

The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.

At approximately 4:20 p.m. (EDT) on October 25, 2012, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, an end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (866) 804-6929, access code 63070756. A replay of the Q&A session will be available on the company’s Web site following the call on October 25, 2012.

About non-GAAP financial measures

To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant-currency revenue growth, and constant-currency organic revenue growth. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect, amortization of acquisition-related intangibles, and tax charges related to the alignment of acquisition-related intellectual property with global operations. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Constant-currency organic revenue growth excludes the impact of currency as defined above and revenue from acquired companies.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned

“Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.

About Vistaprint

Vistaprint N.V. (Nasdaq: VPRT) empowers more than 14 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 4,100 people, operates more than 25 localized websites globally and ships to more than 130 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.

Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our expectations for the growth and development of our business, especially in Europe, and our financial outlook and guidance set forth under the headings “Fiscal 2013 Outlook as of October 25, 2012” and “Financial Guidance as of October 25, 2012.” Forward-looking projections or expectations are inherently uncertain, are based on assumptions and judgments by management and may turn out to be wrong. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; the willingness of purchasers of marketing services and products to shop online; our failure to acquire new customers and enter new markets, retain our current customers and sell more products to current and new customers; our failure to identify and address the causes of our revenue weakness in Europe; our failure to promote and strengthen our brand; the failure of our current and new marketing channels to attract customers; our failure to manage growth and changes in our organization and senior management; our failure to manage the complexity of our business and expand our operations; our inability to make the investments in our business that we plan to make because the investments are more costly than we expected or because we are unable to devote the necessary operational and financial resources; the failure of our investments to have the effects that we expect; our failure to execute our strategy; currency fluctuations that affect our revenues and costs; costs and disruptions caused by acquisitions; the failure of our acquired businesses to perform as expected; difficulties or higher than anticipated costs in integrating the systems and operations of our acquired businesses into our systems and operations; unanticipated changes in our market, customers or business; competitive pressures; interruptions in or failures of our websites, network infrastructure or manufacturing operations; our failure to retain key employees of Vistaprint or of our acquired businesses; our failure to maintain compliance with the financial covenants in our revolving credit facility or to pay our debts when due; costs and judgments resulting from litigation; changes in the laws and regulations or in the interpretations of laws or regulations to which we are subject, including tax laws, or the institution of new laws or regulations that affect our business; general economic conditions; and other factors described in our Form 10-K for the fiscal year ended June 30, 2012 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations, beliefs and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Operational Metrics & Financial Tables to Follow

VISTAPRINT N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share and per share data)

	September 30, 2012	June 30, 2012
Assets
Current assets:
Cash and cash equivalents	$59,319	$62,203
Accounts receivable, net of allowances of $205 and $189, respectively	20,598	20,125
Inventory	8,095	7,168
Prepaid expenses and other current assets	26,567	26,102

Total current assets	114,579	115,598
Property, plant and equipment, net	277,428	261,228
Software and web site development costs, net	5,840	5,186
Deferred tax assets	1,204	327
Goodwill	141,066	140,429
Intangible assets, net	38,433	40,271
Other assets	28,892	29,390
Investment in equity interests	13,028	—

Total assets	$620,470	$592,429

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$19,577	$25,931
Accrued expenses	90,767	98,402
Deferred revenue	16,863	15,978
Deferred tax liabilities	1,677	1,668
Other current liabilities	512	—

Total current liabilities	129,396	141,979
Deferred tax liabilities	18,226	18,359
Other liabilities	14,348	13,804
Long-term debt	259,314	229,000

Total liabilities	421,284	403,142

Shareholders’ equity:
Preferred shares, par value €0.01 per share, 120,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 120,000,000 shares authorized; 49,950,289 shares issued and 34,247,761 and 34,119,637 shares outstanding, respectively	699	699
Treasury shares, at cost, 15,702,528 and 15,830,652 shares, respectively	(376,241)	(378,941)
Additional paid-in capital	290,728	285,633
Retained earnings	290,932	292,628
Accumulated other comprehensive loss	(6,932)	(10,732)

Total shareholders’ equity	199,186	189,287

Total liabilities and shareholders’ equity	$620,470	$592,429

VISTAPRINT N.V.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except share and per share data)

	Three Months Ended September 30,
	2012	2011
Revenue	$251,416	$212,360
Cost of revenue (1)	88,027	78,064
Technology and development expense (1)	37,657	26,674
Marketing and selling expense (1)	99,997	76,344
General and administrative expense (1)	25,501	21,532

Income from operations	234	9,746
Interest income	42	83
Other (expense) income, net	(509)	450
Interest expense	1,204	—

(Loss) income before income taxes and (loss) earnings in equity interests	(1,437)	10,279
Income tax provision (benefit)	134	2,107
(Loss) earnings in equity interests	(125)	—

Net (loss) income	$(1,696)	$8,172

Basic net (loss) income per share	$(0.05)	$0.20

Diluted net (loss) income per share	$(0.05)	$0.19

Weighted average shares outstanding — basic	33,674,293	41,256,341

Weighted average shares outstanding — diluted	33,674,293	42,309,506

(1)	Share-based compensation is allocated as follows:

	Three Months Ended September 30,
	2012	2011
Cost of revenue	$98	$94
Technology and development expense	2,240	859
Marketing and selling expense	1,549	555
General and administrative expense	4,380	3,215

VISTAPRINT N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended September 30,
	2012	2011
Operating activities
Net (loss) income	$(1,696)	$8,172
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	14,658	13,107
Share-based compensation expense	8,267	4,723
Excess tax benefits derived from share-based compensation awards	179	(134)
Deferred taxes	(1,055)	(253)
Other non-cash items	(92)	26
Loss in equity interest	125	—
Non-cash gain on equipment	(1,279)	—
Changes in operating assets and liabilities:
Accounts receivable	(333)	309
Inventory	(863)	(442)
Prepaid expenses and other assets	—	472
Accounts payable	(3,538)	(1,951)
Accrued expenses and other liabilities	(7,723)	6,512

Net cash provided by operating activities	6,650	30,541

Investing activities
Purchases of property, plant and equipment	(27,759)	(10,998)
Proceeds from sale of intangible assets	1,750	—
Maturities and redemptions of marketable securities	—	529
Purchases of intangible assets	(9)	(89)
Capitalization of software and website development costs	(1,301)	(1,682)
Investment in equity interest	(12,653)	—

Net cash used in investing activities	(39,972)	(12,240)

Financing activities
Proceeds from borrowings of long-term debt	39,212	—
Payments of long-term debt and debt issuance costs	(9,008)	—
Payments of withholding taxes in connection with vesting of restricted share units	(1,166)	(1,075)
Purchases of ordinary shares	—	(91,088)
Excess tax benefits derived from share-based compensation awards	(179)	134
Proceeds from issuance of shares	891	69

Net cash provided by (used in) financing activities	29,750	(91,960)

Effect of exchange rate changes on cash	688	(1,801)

Net decrease in cash and cash equivalents	(2,884)	(75,460)
Cash and cash equivalents at beginning of period	62,203	236,552

Cash and cash equivalents at end of period	$59,319	$161,092

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited in thousands, except share and per share data)

	Three Months Ended September 30,
	2012	2011
Non-GAAP adjusted net income reconciliation:
Net (loss) income	$(1,696)	$8,172
Add back:
Share-based compensation expense, inclusive of income tax effects	8,445 (a)	4,876	(b)
Amortization of acquisition-related intangible assets	2,178	—

Non-GAAP adjusted net income	$8,927	$13,048

Non-GAAP adjusted net income per diluted share reconciliation:
Net (loss) income per diluted share	$(0.05)	$0.19
Add back:
Share-based compensation expense, inclusive of income tax effects	0.24	0.12
Amortization of acquisition-related intangible assets	0.06	—

Non-GAAP adjusted net income per diluted share	$0.25	$0.31

Non-GAAP adjusted weighted average shares reconciliation:
GAAP weighted average shares outstanding — diluted	33,674,293	42,309,506
Add:
Additional shares due to unamortized share-based compensation	828,964	259,570
Impact of GAAP dilutive shares due to GAAP net loss	1,289,891	—

Non-GAAP adjusted weighted average shares outstanding — diluted	35,793,148	42,569,076

(a)	Includes share-based compensation charges of $8,267 and the income tax effects related to those charges of $178.
(b)	Includes share-based compensation charges of $4,723 and the income tax effects related to those charges of $153.

	Three Months Ended September 30,
	2012	2011
Free cash flow reconciliation:
Net cash provided by operating activities	$6,650	$30,541
Purchases of property, plant and equipment	(27,759)	(10,998)
Purchases of intangible assets not related to acquisitions	(9)	(89)
Capitalization of software and website development costs	(1,301)	(1,682)

Free cash flow	$(22,419)	$17,772

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

(Unaudited in thousands, except share and per share data)

	GAAP Revenue
	Three Months Ended September 30,			Currency	Constant-	Impact of	Constant- Currency
	2012	2011	% Change	Impact: (Favorable)/ Unfavorable	Currency Revenue Growth	Acquisitions: (Favorable)/ Unfavorable	Organic Revenue Growth
Revenue growth reconciliation by segment:
North America	$144,237	$118,691	22%	—%	22%	(3)%	19%
Europe	89,714	79,979	12%	11%	23%	(22)%	1%
Most of World	17,465	13,690	28%	1%	29%	—%	29%

Total revenue	$251,416	$212,360	18%	5%	23%	(10)%	13%

VISTAPRINT N.V.

Supplemental Financial Information and Operating Metrics

		Q1 FY2012	Q2 FY2012	Q3 FY2012	Q4 FY2012	FY2012	Q1 FY2013
[1]	New Customer Orders (millions) — Organic	1.9	2.9	2.4	2.2	9.4	2.2
	y/y growth	19%	32%	33%	22%	27%	16%

[2]	Total Order Volume (millions) — Organic	5.9	8.3	7.0	6.4	27.6	6.5
	y/y growth	18%	28%	21%	14%	21%	10%

[3]	Average Order Value — Organic ($USD)	$36.38	$34.61	$35.38	$36.73	$35.78	$36.78
	y/y growth	5%	4%	-2%	-3%	-1%	1%

[4]	TTM Unique Active Customer Count — Organic (millions)	11.9	12.9	13.8	14.4		14.9
	y/y growth	19%	22%	24%	26%		25%
	TTM new customer count (millions)	7.7	8.4	9.0	9.4		9.7
	TTM repeat customer count (millions)	4.2	4.5	4.8	5.0		5.2

[5]	TTM Average Bookings per Unique Active Customer — Organic	$73	$71	$69	$68		$67
	y/y growth	4%	1%	-1%	-6%		-8%
	TTM average bookings per new customer (approx.)	$55	$53	$52	$51		$50
	TTM average bookings per repeat customer (approx.)	$102	$100	$100	$99		$99

[6]	Advertising & Commissions Expense — Consolidated (millions)	$51.8	$78.8	$64.5	$57.7	$252.8	$65.2
	as % of revenue	24.4%	26.3%	25.0%	23.0%	24.8%	25.9%

	Revenue — Consolidated as Reported ($ millions)	$212.4	$299.9	$257.6	$250.4	$1,020.3	$251.4
	y/y growth	25%	28%	26%	20%	25%	18%
	y/y growth in constant currency	20%	28%	28%	25%	26%	23%

	North America ($ millions)	$118.7	$139.8	$142.0	$143.4	$543.9	$144.2

	y/y growth	17%	20%	23%	20%	20%	22%
	y/y growth in constant currency	17%	20%	23%	21%	20%	22%
	as % of revenue	56%	47%	55%	57%	53%	57%
	Europe ($ millions)	$80.0	$143.0	$100.2	$92.0	$415.2	$89.7

	y/y growth	31%	36%	29%	18%	29%	12%
	y/y growth in constant currency	21%	37%	34%	30%	31%	23%
	as % of revenue	38%	48%	39%	37%	41%	36%
	Asia Pacific ($ millions)	$13.7	$17.0	$15.4	$15.1	$61.2	$17.5

	y/y growth	67%	41%	47%	28%	44%	28%
	y/y growth in constant currency	45%	37%	40%	33%	38%	29%
	as % of revenue	6%	6%	6%	6%	6%	7%

[7]	Revenue — Organic ($ millions)	$212.4	$284.2	$243.6	$235.0	$975.1	$233.4
	y/y growth	25%	21%	20%	13%	19%	10%
	y/y growth in constant currency	20%	21%	21%	17%	20%	13%

	North America — Organic ($ millions)	$118.7	$139.8	$139.7	$140.9	$539.1	$141.6

	y/y growth	17%	20%	21%	18%	19%	19%
	y/y growth in constant currency	17%	20%	21%	18%	19%	19%
	as % of revenue	56%	49%	57%	60%	55%	61%
	Europe — Organic ($ millions)	$80.0	$127.3	$88.4	$79.1	$374.8	$74.3

	y/y growth	31%	21%	14%	2%	17%	-7%
	y/y growth in constant currency	21%	22%	18%	11%	18%	1%
	as % of revenue	38%	45%	36%	34%	38%	32%
	Asia Pacific — Organic ($ millions)	$13.7	$17.0	$15.4	$15.1	$61.2	$17.5

	y/y growth	67%	41%	47%	28%	44%	28%
	y/y growth in constant currency	45%	37%	40%	33%	38%	29%
	as % of revenue	6%	6%	6%	6%	6%	7%

	Other metrics
[8]	Unique digital paying subscribers at end of period (approximate)	340,000	340,000	342,000	351,000		353,000

	Headcount at end of period	3,145	3,741	3,641	3,789		4,101
	Full-time employees	2,886	3,310	3,404	3,543		3,798
	Temporary employees	259	431	237	246		303

Notes: Some numbers may not add due to rounding

Metrics are unaudited and where noted, approximate

[1]	Orders from first-time customers in period
[2]	Total order volume in period
[3]	Total bookings, including shipping and processing, divided by total orders
[4]	Number of individual customers who purchased from us in a given period, with no regard to frequency of purchase
[5]	Total bookings for a trailing twelve month period, including shipping and processing, divided by number of unique customers in the same period
[6]	External advertising and commissions expense for the consolidated business
[7]	Organic revenue excludes revenue from acquired companies Webs and Albumprinter
[8]	Organic — digital subscribers exclude Webs customers